Exhibit 10.1

EXECUTION COPY

STIPULATION AND AGREEMENT

OF SETTLEMENT AND RELEASE

This Stipulation and Agreement of Settlement and Release (the “Agreement”) is entered into this 6th day of October, 2017, by and between Wells Fargo Bank, National Association, solely in its capacity as indenture trustee (“Wells Fargo” or the “Trustee”), Wolverine Flagship Fund Trading Limited, 1992 MSF International Ltd (formerly known as Highbridge International LLC), and 1992 Tactical Credit Master Fund, L.P. (formerly known as Highbridge Tactical Credit & Convertibles Master Fund, L.P.) (the “Holder Plaintiffs”, and together with Wells Fargo, “Plaintiffs”); and Merrimack Pharmaceuticals, Inc. (“Merrimack” or the “Company”). Plaintiffs and Merrimack together shall be referred to as the “Parties” and individually as a “Party.”

WHEREAS, in July 2013, Merrimack announced an offering of $125,000,000 principal amount of 4.50% Convertible Senior Notes due 2020 (the “Notes”);

WHEREAS, the Notes are subject to the terms of an Indenture dated as of July 17, 2013 and executed by Merrimack and Wells Fargo, as trustee (the “Base Indenture”), as amended and modified by a First Supplemental Indenture dated as of July 17, 2013 and executed by Merrimack and Wells Fargo (the “Supplemental Indenture,” and collectively with the Base Indenture, the “Indentures”);

WHEREAS, Wolverine Flagship Fund Trading Limited holds $9,998,000 of the Notes for approximately 16.4% of the principal amount of the Notes outstanding as of the date of execution of the Agreement;

WHEREAS, 1992 MSF International Ltd holds $19,600,000 of the Notes for approximately 32.2% of the principal amount of the Notes outstanding as of the date of execution of the Agreement;

WHEREAS, 1992 Tactical Credit Master Fund, L.P. holds $6,162,000 of the Notes for approximately 10.1% of the principal amount of the Notes outstanding as of the date of execution of the Agreement;

WHEREAS, as of the date of execution of the Agreement, the Holder Plaintiffs collectively own or control in the aggregate 58.7% of the aggregate principal amount of Notes outstanding;

WHEREAS, on February 10, 2017, the Trustee, at the direction of the Holder Plaintiffs, sent a letter to the Company, (i) asserting that, among other things, consummation of the Transaction would constitute a Fundamental Change under the Indentures, (ii) seeking confirmation from the Company that it would issue a Fundamental Change Issuer Notice and otherwise comply with Article 15 of the Supplemental Indenture in connection therewith and otherwise comply with Article 11 of the Supplemental Indenture, and (iii) putting the Company on notice of the actions that might be taken if the Company failed to take the foregoing actions;

WHEREAS, on February 17, 2017, the Company responded to the Trustee’s February 10, 2017 letter and informed the Trustee that it disagreed with the Trustee’s contentions;

WHEREAS, on April 3, 2017, pursuant to an asset purchase and sale agreement between Ipsen S.A. and Merrimack (the “Transaction”), Ipsen S.A. agreed to purchase certain assets of the Company for $575 million in cash, plus up to $450 million in potential future payments;

WHEREAS, on or about March 15, 2017, Plaintiffs filed an action in the Delaware Court of Chancery, styled as Wells Fargo Bank, N.A., et al. v. Merrimack Pharmaceuticals, Inc., C.A. No. 2017-0199-JTL (the “Action”);

WHEREAS, as of the date of the Agreement, the operative complaint in the Action was the Second Amended Verified Complaint, which sought, among other things, an order requiring Merrimack to specifically perform under the Indentures, repurchase the Notes timely “put” to Merrimack in connection with the Transaction, and comply with the successor obligation provisions of the Indentures requiring Ipsen S.A. to assume the Notes obligations;

WHEREAS, on or about March 15, 2017, Plaintiffs filed a Motion for a Preliminary Injunction;

WHEREAS, on March 24, 2017, the Parties entered into a Stipulation and [Proposed] Order Regarding Withdrawal Of Plaintiffs’ Motion For Preliminary Injunction and Escrow Agreement (“Escrow Order”);

WHEREAS, on March 27, 2017, the Court granted the Escrow Order, and the Parties then entered an Escrow Agreement;

WHEREAS, pursuant to Paragraph 2 of the Escrow Agreement:

“No part of the $60 million, including any interest thereon, shall be released from escrow without a joint, written instruction from all of the parties in this action to the escrow agent, which shall be provided to the escrow agent upon entry of a judgment by the Court following a trial of this action (a ‘Judgment’), or upon entry of a settlement agreement between the parties in this action (a ‘Settlement’). Upon receipt of such instruction, the escrow agent shall release the $60 million, including any interest thereon, from escrow as the first dollars that are used to satisfy a Judgment or a Settlement, in accordance with, and pursuant to, the Indenture[s] . . . .

The parties in this action shall promptly execute documentation governing this escrow account and governing the release of funds from escrow pursuant to a Judgment or to a Settlement in a form that is reasonably acceptable to [Plaintiffs.]”

WHEREAS, the Parties desire to resolve the Action and all disputes between them related to the Action on the terms set forth herein without admitting any liability, fault, error, omission or other ground of fault or liability;

WHEREAS, the Parties have concluded that, because of the complexity, inherent delay and substantial expense of litigating the issues associated with the Action and any appeals therefrom, it is in their respective best interests to resolve their disputes and related matters concerning the Action on the terms set forth in the Agreement; and

WHEREAS, the Holder Plaintiffs have directed the Trustee to execute and implement the Agreement as provided for under the Indentures;

NOW THEREFORE, in consideration of the promises and representations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.    Notice of the Settlement. Within one (1) business day after the execution of the Agreement, the Parties will jointly notify the Delaware Court of Chancery that the Parties have executed the Agreement.

2.    Release of Escrow Funds. Pursuant to Paragraph 2 of the Escrow Agreement, within one (1) business day after the execution of the Agreement, the Parties shall provide written instruction (the “Resolution Notice”) to Wilmington Trust, National Association (the “Escrow Holder”) to release the $60 million, including any interest thereon (the “Escrow Funds”), from the interest-bearing escrow account to Merrimack. Upon receipt of the Resolution Notice, the Escrow Holder shall release the $60 million, including any interest thereon, to Merrimack.

3.    Payment. Within one (1) business day after the Parties receive written notice of the release of the Escrow Funds by the Escrow Holder to Merrimack, Merrimack shall pay or cause to be paid in cash to the trust account of Arent Fox LLP by wire transfer in accordance with the written wire instructions annexed hereto as Exhibit A $361,223.74 in full satisfaction of Arent Fox LLP and the Trustee’s fees and expenses to date (the “AF Payment”). After the AF Payment is made, and within two (2) business days after the Parties receive written notice of the release of the Escrow Funds by the Escrow Holder to Merrimack, Merrimack shall pay or cause to be paid in cash to each of the Holder Plaintiffs the sum of (a) $0.90 per each $1.00 of their Notes plus (b) accrued and unpaid interest on their Notes through October 2, 2017, as set forth in the chart below (the “Settlement Payments”), and upon receipt thereof the Holder Plaintiffs shall surrender their Notes to Merrimack. The Settlement Payments shall be calculated as follows:

Plaintiff	Par Value of Existing Notes	Settlement Payment of Principal	Accrued and Unpaid Interest	Total Payment
Wolverine	$9,998,000.00	$8,998,200.00	$96,230.75	$9,094,430.75
1992 MSF International	$19,600,000.00	$17,640,000.00	$188,650.00	$17,828,650.00
1992 Tactical Credit Master Fund	$6,162,000.00	$5,545,800.00	$59,309.25	$5,605,109.25
TOTAL	$35,760,000.00	$32,184,000.00	$344,190.00	$32,528,190.00

After the AF Payment is made, and within two (2) business days after the Parties receive written notice of the release of the Escrow Funds by the Escrow Holder to Merrimack, Merrimack shall also pay or cause to be paid in cash to the trust account of Friedman Kaplan Seiler & Adelman LLP by wire transfer in accordance with the written wire instructions annexed hereto as Exhibit B $3,388,776.26 in full satisfaction of the fees and expenses of Plaintiffs and their professionals other than Arent Fox LLP and the Trustee (the “Fee Payment”).

The Settlement Payments shall be paid by wire transfer in accordance with the written wire instructions annexed hereto as Exhibit C (the instructions for 1992 MSF International and 1992 Tactical Credit Master Fund) and Exhibit D (the instructions for Wolverine).

Pursuant to the Convertible Notes Offer described in paragraph 6 of the Agreement, promptly upon the expiration of the Convertible Notes Offer, Merrimack shall also pay or cause to be paid in cash, by wire transfer to each of the Non-Plaintiff Noteholders (as defined in paragraph 6 of the Agreement) that participate in the Convertible Notes Offer, in accordance with the written wire instructions these holders provide, the sum of (a) $0.90 per each $1.00 of their Notes that they surrender plus (b) accrued and unpaid interest on their Notes that they surrender through the date of redemption (the “Participation Payments”).

Merrimack covenants and agrees that it shall apply the Escrow Funds released by the Escrow Holder to the payment in full of (i) the AF Payment, (ii) the Settlement Payments, (iii) the Fee Payment, and (iv) the Participation Payments, prior to using any such funds to satisfy any other obligations. Merrimack further agrees that it shall not seek to disgorge the Settlement Payments, the AF Payment, or the Fee Payment from Plaintiffs or Plaintiffs’ counsel, irrespective of the outcome of the Convertible Notes Offer.

The Holder Plaintiffs represent that the Notes subject to the Agreement are the only Notes that the Holder Plaintiffs beneficially own. From the date of the Agreement until the closing of the Convertible Notes Offer, the Holder Plaintiffs shall not, and shall cause their subsidiaries and any other entities managed by the same entity that manages any Holder Plaintiff not to, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any of the issued and outstanding Notes not presently owned by the Holder Plaintiffs, and the Holder Plaintiffs, their subsidiaries and any other entities managed by the same entity that manages any Holder Plaintiff shall not authorize, commit, resolve or agree to purchase or otherwise acquire, or participate in any negotiations or discussions with any other third party regarding, the purchase or other acquisition of the issued and outstanding Notes not presently owned by the Holder Plaintiffs.

4.    Fees. In respect of the AF Payment and the Fee Payment, the Parties agree that Merrimack shall not make and shall not be obligated to make any other payment of fees or expenses with respect to the Action, including attorneys’ fees and expenses, and shall have no responsibility or liability with respect to any fee or expense allocation among Plaintiffs’ attorneys or other professionals. Merrimack agrees to make the AF Payment to reimburse the Trustee and the Trustee’s counsel Arent Fox LLP for reasonable fees and expenses in connection with the Action. In addition, Merrimack shall pay or cause to be paid to the trust account of Arent Fox LLP by wire transfer in accordance with the written wire instructions annexed hereto as Exhibit A $10,000.00 in full satisfaction of Arent Fox LLP and the Trustee’s fees and expenses in connection with the Convertible Notes Offer described in paragraph 6 of the Agreement, which fees and expenses shall be paid within one (1) business day after the Parties receive written notice of the release of the Escrow Funds by the Escrow Holder to Merrimack.

5.    Settlement and Dismissal of Pending Litigation. Within one (1) business day after Merrimack makes the last of the AF Payment, the Settlement Payments, and the Fee Payment, the Parties shall sign and file a stipulation of dismissal with respect to the Holder Plaintiffs (the “Dismissal”), substantially in the form attached hereto as Exhibit E. Plaintiffs and Merrimack shall execute and file such other papers as may be necessary to effectuate dismissal of the Action with prejudice in respect of the claims of the Holder Plaintiffs.

Within one (1) business day after Merrimack makes the last of the Participation Payments, the Parties shall sign and file a stipulation of dismissal without prejudice (the “Trustee Dismissal”), substantially in the form attached hereto as Exhibit F. Plaintiffs and Merrimack shall execute and file such other papers as may be necessary to effectuate dismissal of the Action without prejudice in respect of the claims of the Trustee.

6.    Company Offer for Remaining Convertible Notes. With respect to holders of the Notes other than the Holder Plaintiffs (“Non-Plaintiff Noteholders”), the Parties agree as follows:

(i) Within one (1) business day after the Parties notify the Delaware Court of Chancery of the Agreement as described in paragraph 1 of the Agreement, Merrimack will file a report on Form 8-K disclosing the Agreement (the “8-K”). The 8-K will include, among other things, a disclosure substantially in the form described below:

“In connection with the entry of the Settlement, the Company has agreed that the Company will offer to acquire the remaining $25,033,000.00 aggregate principal amount of the Notes (the “Remaining Notes”) for cash at a price of $0.90 per each $1.00 of Remaining Notes, plus accrued and unpaid interest through the date of redemption (the “Convertible Notes Offer”).”

(ii) In accordance with its duties and obligations as set forth in the Indentures, the Trustee shall provide notice of the Agreement to the Non-Plaintiff Noteholders as provided under the Indentures, and may include the language as described in paragraph 6(i) of the Agreement concerning the Convertible Notes Offer.

(iii) The Company covenants and represents to the Trustee that (a) it will make the Convertible Notes Offer, and use commercially reasonable efforts to commence the Convertible Notes Offer as soon as reasonably practicable following the filing of the 8-K, (b) such Convertible Notes Offer will be conducted in compliance with applicable United States securities laws in all material respects, and (c) it has, and will have, at the expiration of the Convertible Notes Offer, sufficient cash, marketable securities and other sources of immediately available funds, including any Escrow Funds released by the Escrow Holder to be applied for such purpose in accordance with paragraph 3 of the Agreement, necessary to pay the cash consideration required to be paid in respect of Notes validly tendered and accepted pursuant to the Convertible Notes Offer, and will purchase any and all such Notes validly tendered and accepted. For the avoidance of doubt, the Escrow Funds shall not be used for any purposes other than as allowed under the Agreement, until such time as the Company purchases all Notes validly tendered and accepted pursuant to the Convertible Notes Offer.

(iv) Non-Plaintiff Noteholders who do not participate in the Convertible Notes Offer shall retain any and all rights under the Indentures in connection with their ownership of Notes, including the claims alleged in the Action.

7.    Full Release. Upon the “Effective Date,” defined in paragraph 8 of the Agreement, the Holder Plaintiffs, their subsidiaries and any other entities managed by the Holder Plaintiffs or for which the Holder Plaintiffs serve as general partner, and the Holder Plaintiffs’ past or present officers, directors, partners, members, employees, agents, or any other representatives of any of these persons or entities (the “Holder Releasing Parties”), shall be deemed to have, fully, finally, and forever each released and forever discharged Merrimack, any other entities managed by Merrimack (or any of its affiliates) or for which Merrimack serves as general partner, and each of their respective current and former parent companies, subsidiaries, members, affiliates, predecessors, successors, investment managers, heirs and assigns and any of their past or present officers, directors, employees, attorneys, members, shareholders, partners, principals and agents (collectively, the “Holder Releasees”) of and from any and all actions, causes of action, demands, rights, suits, debts, dues, charges, fees, costs, liabilities, complaints, claims, obligations, promises, agreements, controversies, damages, and expenses of any nature whatsoever, whether in law or in equity or otherwise, whether arising under contract, tort, statute or any other legal theory or basis of any nature whatsoever, which the Holder Plaintiffs or any of them, ever had, now have or may have had against the Holder Releasees or any of them, whether known or unknown, suspected or unsuspected, claimed or concealed, contingent or non-contingent, asserted or not asserted, arising out of or relating to the Action, the Indentures, the Notes, or the Transaction.

Upon the “Effective Date,” defined in paragraph 8 of the Agreement, (a) Merrimack, (b) its parents, subsidiaries, and affiliates, and (c) its past or present officers, directors, partners, members, employees, agents, shareholders, or any other representatives of any of these persons or entities (collectively, the “Merrimack Releasing Parties”), shall be deemed to have, fully, finally, and forever each released and forever discharged the Holder Plaintiffs, their subsidiaries and any other entities managed by or which manage the Holder Plaintiffs, and each of their respective current and former members, predecessors, successors, investment managers, heirs and assigns and any of their past or present officers, directors, employees, attorneys, members, shareholders, partners, principals and agents (collectively, the “Merrimack Holder Releasees”) of and from any and all actions, causes of action, demands, rights, suits, debts, dues, charges, fees, costs, liabilities, complaints, claims, obligations, promises, agreements, controversies, damages, and expenses of any nature whatsoever, whether in law or in equity or otherwise, whether arising under contract, tort, statute or any other legal theory or basis of any nature whatsoever, which the Merrimack Releasing Parties, or any of them, ever had, now have or may have had against the Merrimack Holder Releasees or any of them, whether known or unknown, suspected or unsuspected, claimed or concealed, contingent or non-contingent, asserted or not asserted, arising out of or relating to the Action, the Indentures, the Notes, or the Transaction.

Upon the “Effective Date,” defined in paragraph 8 of the Agreement, the Merrimack Releasing Parties shall be deemed to have, fully, finally, and forever each released and forever discharged the Trustee and its current and former members, predecessors, successors, investment managers, heirs and assigns and any of their past or present officers, directors, employees, attorneys, members, shareholders, partners, principals and agents (collectively, the “Merrimack Trustee Releasees”) of and from any and all actions, causes of action, demands, rights, suits, debts, dues, charges, fees, costs, liabilities, complaints, claims, obligations, promises, agreements, controversies, damages, and expenses of any nature whatsoever, whether in law or in equity or otherwise, whether arising under contract, tort, statute or any other legal theory or basis of any nature whatsoever, which the Merrimack Releasing Parties, or any of them, ever had, now have or may have had against the Merrimack Trustee Releasees or any of them, whether known or unknown, suspected or unsuspected, claimed or concealed, contingent or non-contingent, asserted or not asserted, arising out of or relating to the Action and the subject matter of the Action, through the date of this Agreement.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the releases contained herein and the covenants contained herein, but that it is their intention that such facts shall have no effect on such releases or covenants; in furtherance of such intention, they acknowledge that the releases and covenants contained herein shall be and remain in effect notwithstanding the subsequent discovery or existence of any such additional or different facts. Moreover, the Parties acknowledge that they have considered the possibility that they may not now fully know the number and magnitude of all claims that they have released hereby but agree nonetheless to assume that risk and desire to release such unknown claims to the extent they concern, refer or relate to the claims and counterclaims that were or could have been brought in the Action.

8.    Conditions of Settlement. The “Effective Date” of the Agreement shall be conditioned on the occurrence of all of the following events:

(i)    The Parties notifying the Delaware Court of Chancery of the Agreement, as described in paragraph 1 of the Agreement;

(ii)    The Escrow Holder releasing the Escrow Funds to Merrimack, as described in paragraph 2 of the Agreement;

(iii)     (A) Merrimack making the AF Payment; then (B) Merrimack making the Settlement Payments, and upon receipt thereof the Holder Plaintiffs surrendering to Merrimack their Notes, and Merrimack making the Fee Payment; and then (C) promptly upon the expiration of the Convertible Notes Offer, Merrimack making the Participation Payments to the Non-Plaintiff Noteholders that participate in the Convertible Notes Offer in respect of those Notes that they shall surrender, as described in paragraph 3 of the Agreement;

(iv)    The Parties signing and filing the Dismissal and the Trustee Dismissal with the Delaware Court of Chancery, as described in paragraph 5 of the Agreement; and

(v)     The Delaware Court of Chancery entering a dismissal of the Action on its docket.

9.    No Admission of Wrongdoing. The Parties agree and expressly state that the execution of the Agreement is done solely for the purposes of compromise of disputed claims and that neither the repurchase of the Notes described in the Agreement nor the dismissal of the Action is to be construed as an admission of liability, wrongdoing, fault, judgment, or concession, or as evidence with respect thereto by any person.

10.    Non-Disparagement. The Parties agree that none of them will make any public statements to any third parties which harm the business reputation of any other Party to the Agreement. This paragraph shall not apply to any statement made: (i) to enforce any of the terms of the Agreement; (ii) as may be required by applicable law, regulation, court order, subpoena or similar legal process; (iii) in testimony in any proceeding before any governmental entity, agency or authority, including but not limited to the United States Congress, and including but not limited to deposition testimony; (iv) pursuant to any investigation, proceeding or information request by a government agency or authority, including but not limited to any taxing, licensing or other regulatory authority; (v) in defense of claims brought against that person by a third party, including but not limited to a defense of proportionate liability under the Private Securities Litigation Reform Act; or (vi) of matters otherwise covered by this paragraph once such matters have otherwise become public in nature, as long as no Party to the Agreement directly or indirectly caused such matters to become public in violation of the Agreement.

11.    Return or Disposal of Discovery Materials. With respect to the disposition of materials produced by the Parties during the course of discovery in the Action, the Parties agree as follows:

(i) Within ten (10) business days after the Court’s entry of the Dismissal and the Trustee Dismissal, each Party shall return to the Producing Party or destroy (and certify to the Producing Party the return and/or destruction of) all Discovery Materials and all copies of such materials, including, without limitation, all Confidential Discovery Materials and Highly Confidential Materials received from the Producing Party. “Producing Party,” “Discovery Material,” “Confidential Discovery Material,” and “Highly Confidential Discovery Material” shall have the meanings set forth in the Stipulation and [Proposed] Order Governing The Production And Exchange Of Confidential And Highly Confidential Information granted with modifications on April 12, 2017. Discovery Materials required to be returned or destroyed pursuant to this paragraph shall be referred to herein as the “Disposed Materials.”

(ii) The Parties’ obligations to return or destroy Discovery Materials shall include all materials and copies provided to any expert, consultant or other third party.

(iii) Notwithstanding any provisions of the Agreement, the Parties agree that their respective outside counsel shall have the right to archive and retain for a period of ten (10) years one (1) hard copy and one (1) electronic copy of the following files regardless of whether they contain Discovery Materials received from outside counsel for the opposing Party: correspondence files (excluding any document productions, whether in hard copy or in electronic form, included as enclosures or attachments to correspondence from outside counsel for the opposing Party); pleading files; written discovery requests and written responses served in the Action (excluding any document productions, whether in hard copy or in electronic form by an opposing Party) (collectively, the “Retained Discovery Materials”); provided, however Plaintiffs’ outside counsel may not retain any Discovery Materials or other writings, in whatever form, medium or embodiment, that contain any information produced by Merrimack in the Action.

(iv) With respect to (i), all “Disposed Materials” (pending their return and/or destruction pursuant to this paragraph), and (ii) all “Retained Discovery Materials,” the Parties shall not use such materials for any purpose or disclose or provide such materials to any person, except to the extent required by an order of a court having jurisdiction or under subpoena from a court of law or an appropriate government agency (in which event, the Party receiving any such subpoena or order shall give written notice to the other Party three (3) business days prior to responding).

12.    Best Efforts. The Parties and their attorneys agree to cooperate fully with one another and to use their best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, the Agreement (including, but not limited to, using their best efforts to resolve any objections raised to the Agreement) and the transactions described in the Agreement, the release of the Escrow Funds by the Escrow Agent and the filing of the Dismissal and the Trustee Dismissal substantially in the forms annexed hereto as Exhibit E and Exhibit F, respectively.

13.    Further Assurances. The Parties and each of them covenant and agree that they will execute such other and further instruments and documents, and take such other and further actions, as are or may become reasonably necessary or appropriate to effectuate and carry out the intention and purpose of the Agreement and the transactions described in the Agreement. In the event of the failure or refusal of any Party to execute such other or further instrument or document or take such other action as called for under this paragraph, the Agreement shall be deemed to stand in the place of such document and shall have the same effect as such document, deed, instrument or conveyance would have had if properly executed, acknowledged and delivered. Notwithstanding the foregoing, the Trustee shall not be required or obligated to take any action in violation or derogation of the Indentures or not otherwise authorized under the Indentures.

14.    Entire Agreement. The Agreement, including all exhibits hereto, contains the entire understanding and agreement by and between Plaintiffs and Merrimack concerning the settlement of all claims relating in any way to the Action. All exhibits to the Agreement are material and integral parts hereof and are fully incorporated herein by this reference. The Agreement constitutes the final and complete agreement of Plaintiffs and Merrimack and supersedes all prior negotiations, promises, covenants, agreements or representations concerning any matters directly, indirectly or collaterally related to the subject matter of the Agreement. Plaintiffs and Merrimack intend that the Agreement shall constitute an integration of all prior settlement negotiations between them. Furthermore, Plaintiffs and Merrimack expressly acknowledge that no promise, assurance, representation, inducement or agreement not expressly stated herein has been made to it in connection with the negotiation or execution of the Agreement, and each of Plaintiffs and Merrimack expressly warrants that, other than the statements expressly contained herein, it has not relied on any promise, assurance, representation, inducement or agreement in deciding to enter into the Agreement.

15.    Adequacy of Consideration. The Parties agree that the consideration given for the Agreement is adequate, that the Agreement is the product of arm’s length negotiations between the Parties, and that each Party negotiated the Agreement through counsel.

16.    Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be marked for the attention of the individuals identified below (or such other person as a Party shall by notice designate) and shall be delivered (and shall be deemed to have been duly given if so given) by hand delivery, facsimile, or mail (registered or certified, postage prepaid, return receipt requested) to the respective Parties as follows:

Scott M. Berman, Esq.

Philippe Adler, Esq.

FRIEDMAN KAPLAN

SEILER & ADELMAN LLP

7 Times Square

New York, NY 10036-6516

Attorneys for Plaintiffs

Andrew I. Silfen, Esq.

ARENT FOX LLP

1675 Broadway

New York, NY 10019-5820

silfen.andrew@arentfox.com

Attorneys for Plaintiff Wells Fargo

Anthony W. Clark, Esq.

Joseph O. Larkin, Esq.

Matthew P. Majarian, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899-0636

anthony.clark@skadden.com

joseph.larkin@skadden.com

matthew.majarian@skadden.com

Attorneys for Merrimack Pharmaceuticals, Inc.

17.    Authority. Each Party represents that it is authorized to enter into the Agreement and to grant the rights granted by it in the Agreement, and that it has not assigned any claim or cause of action that was or could have been brought in the Action or in any court. Each Party further represents that, to the extent any non-party consents are required for the performance of any of its obligations under the Agreement, it has or shall obtain such consents.

18.    Counterparts. The Agreement may be executed in any number of counterparts and by fax or PDF e-mail, each of which when so executed and delivered shall be deemed an original but all of which together shall constitute the same instrument and Agreement.

19.    Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective insurers, predecessors-in-interest, successors-in-interest, parents, subsidiaries, divisions or affiliated corporations, and past or present directors, officers, trustees, shareholders, employees, members, partners, associates, agents, attorneys, representatives, executors, administrators, assigns, principals, partners, co-venturers and all persons acting through, under or in concert with them; provided, however, that no Party may assign any of his or its rights or delegate any of his or its duties under the Agreement without the prior written consent of the other Parties or, as described in the Agreement, by such assign being or becoming a Party.

20.    Waiver and Amendment. Any waiver by any Party of a breach of any provision of the Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of the Agreement. The failure of a Party to insist upon strict adherence to any term of the Agreement on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement. The Agreement may be amended only by a written document signed by all Parties.

21.    Severability. If, after the date hereof, any provision of the Agreement is held to be illegal, invalid or unenforceable under present or future laws, each such provision shall be fully severable and will not affect the legality of the entire agreement or any other terms in the Agreement. In lieu thereof, there shall be added a provision as similar in terms to each such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

22.    Construction. The Agreement has been negotiated at arm’s length and each Party to the Agreement has been represented by legal counsel. Accordingly, the rule of law or legal decisions that would require the interpretation of any ambiguities in the Agreement against the Party drafting it is not applicable and is therefore waived.

23.    Default, Breach, Specific Performance. The Parties acknowledge and agree that irreparable injury to the other Parties would occur in the event any of the provisions of the Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages for such injury would be an inadequate remedy for any breach of the Agreement. It is accordingly agreed that any Party shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms of the Agreement. The remedy of specific performance shall be in addition to, and in no way shall preclude, any possible remedies at law. In the event the Company breaches, violates, or defaults on its obligations and agreements under the Agreement or if the Effective Date does not occur within ninety (90) days of the execution of the Agreement, the Action shall be restored to the calendar.

Without limiting the provisions of the Indentures, if the Trustee brings an action against the Company based upon a default, breach, or violation of the Agreement, or otherwise takes steps or actions to enforce the Agreement as a result of a breach, violation, or default of the Agreement by the Company, the Trustee shall be entitled to payment of all reasonable expenses, costs, and charges, including attorneys’ and professional fees and expenses, and the Company shall promptly pay such expenses, costs, and charges. For the avoidance of doubt, the Trustee shall not be entitled to enforce the Agreement on behalf of any Holder Plaintiff, and shall not be entitled to payment of expenses, costs, or charges, including attorneys’ and professional fees and expenses, incurred by or on behalf of any Holder Plaintiff.

24.    Headings. The paragraph headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

25.    Survival of Representations. All representations, warranties and agreements made in the Agreement shall survive indefinitely.

26.    Choice of Law. The Agreement and the respective rights and obligations of the Parties in respect of the Agreement shall be governed by, and shall be determined under, the laws of the State of Delaware without regard to that state’s choice of law principles.

27.    Indentures Remain in Full Force and Effect. The Agreement shall not alter, impair, or affect the Indentures, and all terms, conditions, and provisions of the Indentures remain in full force and effect. Nothing contained in the Agreement shall limit or restrict the Trustee’s powers and rights under the Indentures or otherwise affect its ability or the ability of holders of the Notes to enforce the terms of the Indentures.

28.    Mandatory Forum Clause. Any action involving the Agreement shall be brought and maintained solely in a court of the State of Delaware or a federal court sitting in the State of Delaware. The Parties: (i) irrevocably and unconditionally consent and submit to the in personam jurisdiction of such courts in any such action; (ii) consent to service of process by registered mail made upon such Party and/or such Party’s agent; and (iii) waive any objection to venue in any such Delaware court and a claim that any such Delaware court is an inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

WELLS FARGO BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS INDENTURE TRUSTEE UNDER THE INDENTURES

By:	/s/ James R. Lewis	Date: October 6, 2017
Name:	James R. Lewis
Title:	Vice President

By:	/s/ Andrew I. Silfen
Andrew I. Silfen

ARENT FOX LLP

1675 Broadway

New York, NY 10019-5820

Tel:    (212) 484-3900

Fax:   (212) 484-3990

Email: silfen.andrew@arentfox.com

Attorneys for Plaintiff Wells Fargo Bank, National Association, in its capacity as Indenture Trustee under the Indentures

WOLVERINE FLAGSHIP FUND TRADING LIMITED

By:	/s/ Kenneth L. Nadel	Date: October 6, 2017
Name:	Kenneth L. Nadel
Title:	Authorized Signatory

1992 MSF INTERNATIONAL LTD

By: Highbridge Capital Management, LLC, as trading manager and not in its individual capacity

By:	/s/ Jason Hempel	Date: October 6, 2017
Name:	Jason Hempel
Title:	Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management, LLC, as trading manager and not in its individual capacity

By:	/s/ Jason Hempel	Date: October 6, 2017
Name:	Jason Hempel
Title:	Managing Director

By:	/s/ Scott M. Berman
Scott M. Berman

Philippe Adler

FRIEDMAN KAPLAN

SEILER & ADELMAN LLP

7 Times Square

New York, NY 10036-6516

Attorneys for Plaintiffs

MERRIMACK PHARMACEUTICALS, INC.

By	/s/ Jeffrey A. Munsie	Date: October 6, 2017
Name:	Jeffrey A. Munsie
Title:	General Counsel, Head of Corporate Operations, and Secretary

By	/s/ Joseph O. Larkin
Anthony W. Clark
Joseph O. Larkin

Matthew P. Majarian

Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

P.O. Box 636

Wilmington, DE 19899-0636

Attorneys for Merrimack Pharmaceuticals, Inc.

EXHIBIT A

WIRE INSTRUCTIONS:

ARENT FOX LLP

Bank:

ABA #:

SWIFT:

Acct:

Acct. #

Reference:

EXHIBIT B

WIRE INSTRUCTIONS:

FRIEDMAN KAPLAN SEILER & ADELMAN LLP

Bank:

ABA #:

SWIFT:

Acct:

Acct. #

Additional Instructions:

EXHIBIT C

WIRE INSTRUCTIONS:

1992 MSF INTERNATIONAL AND 1992 TACTICAL CREDIT MASTER FUND

Bank:

ABA #:

SWIFT:

Acct:

Acct. #

EXHIBIT D

WIRE INSTRUCTIONS:

WOLVERINE FLAGSHIP FUND TRADING LIMITED

Bank:

ABA #:

SWIFT:

1st Beneficiary Acct.:

1st Beneficiary Acct. #

2nd Beneficiary Acct.:

2nd Beneficiary Acct. #

EXHIBIT E

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee for Merrimack Pharmaceuticals, Inc. 4.50% Convertible Senior Notes due 2020, WOLVERINE FLAGSHIP FUND TRADING LIMITED, 1992 MSF INTERNATIONAL LTD., and 1992 TACTICAL CREDIT MASTER FUND, L.P.

Plaintiffs,

v.

MERRIMACK PHARMACEUTICALS, INC.,

Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2017-0199-JTL

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

PURSUANT TO COURT OF CHANCERY RULE 41

WHEREAS, Plaintiffs and Merrimack Pharmaceuticals, Inc. entered into a Stipulation and Agreement of Settlement and Release (the “Agreement”); and

WHEREAS, as part of the Agreement, (i) Plaintiffs Wolverine Flagship Fund Trading Limited, 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P. (collectively, the “Noteholders”) agreed to dismiss this action with prejudice and (ii) Plaintiff Wells Fargo Bank, National Association (the “Trustee”) agreed to dismiss this action without prejudice after Merrimack has paid all holders of Merrimack 4.50% Convertible Senior Notes due 2020 (the “Notes”) that choose to participate in Merrimack’s offering to acquire the Notes, pursuant to the terms of that offering.

NOW, THEREFORE, IT IS HEREBY STIPULATED, AGREED, AND ORDERED this     th day of October, 2017, pursuant to Court of Chancery Rule 41(a)(1)(ii) and the terms of the Agreement, and subject to the Court’s approval, that the Action, including all claims and defenses asserted herein, is dismissed with prejudice with respect to the Noteholders only.

/s/ John P. DiTomo

John P. DiTomo (#4850)

Glenn R. McGillivray (#6057)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, DE 19801

(302) 658-9200

Attorneys for Plaintiffs

OF COUNSEL:

Scott M. Berman

Philippe Adler

FRIEDMAN KAPLAN
SEILER & ADELMAN LLP

7 Times Square

New York, NY 10036-6516

    Attorneys for Plaintiffs

/s/ Anthony W. Clark

Anthony W. Clark (#2051)

Joseph O. Larkin (#4883)

Matthew P. Majarian (#5696)
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square

P.O. Box 636

Wilmington, DE 19899-0636
Attorneys for Merrimack Pharmaceuticals, Inc.

OF COUNSEL:

Christopher G. Clark

SKADDEN, ARPS, SLATE,

    MEAGHER & FLOM LLP

500 Boylston Street
Boston, Massachusetts 02116
(617) 573-4800

Andrew I. Silfen

ARENT FOX LLP

1675 Broadway

New York, NY 10019-5820

Tel:    (212) 484-3900
Fax:   (212) 484-3990

Email: silfen.andrew@arentfox.com

Jackson D. Toof

ARENT FOX LLP

1717 K Street, N.W.

Washington, D.C. 2000636

Tel:    (202) 857-6000

Fax:   (202) 857-6395

Email: toof.jackson@arentfox.com

    Attorneys for Plaintiff Wells Fargo

    Bank, National Association, solely

    in its capacity as Indenture

    Trustee under the Indenture

SO ORDERED this      day of October, 2017.

Vice Chancellor J. Travis Laster

EXHIBIT F

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee for Merrimack Pharmaceuticals, Inc. 4.50% Convertible Senior Notes due 2020, WOLVERINE FLAGSHIP FUND TRADING LIMITED, 1992 MSF INTERNATIONAL LTD., and 1992 TACTICAL CREDIT MASTER FUND, L.P.

Plaintiffs,

v.

MERRIMACK PHARMACEUTICALS, INC.,

Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2017-0199-JTL

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

PURSUANT TO COURT OF CHANCERY RULE 41

WHEREAS, Plaintiffs and Merrimack Pharmaceuticals, Inc. entered into a Stipulation and Agreement of Settlement and Release (the “Agreement”);

WHEREAS, as part of the Agreement, (i) Plaintiffs Wolverine Flagship Fund Trading Limited, 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P. (collectively, the “Noteholders”) agreed to dismiss this action with prejudice with respect to the Noteholders, and (ii) Plaintiff Wells Fargo Bank, National Association (the “Trustee”) agreed to dismiss this action without prejudice after Merrimack has paid all holders of Merrimack 4.50% Convertible Senior Notes due 2020 (the “Notes”) that choose to participate in Merrimack’s offering to acquire the Notes, pursuant to the terms of that offering; and

WHEREAS, on October     , 2017, the Court entered the dismissal with prejudice of the Action with respect to the Noteholders.

NOW, THEREFORE, IT IS HEREBY STIPULATED, AGREED, AND ORDERED this     th day of October, 2017, pursuant to Court of Chancery Rule 41(a)(1)(ii) and the terms of the Agreement, and subject to the Court’s approval, that the Action, including all claims and defenses asserted herein, is dismissed without prejudice with respect to the Trustee.

/s/ John P. DiTomo

John P. DiTomo (#4850)

Glenn R. McGillivray (#6057)

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, DE 19801

(302) 658-9200

Attorneys for Plaintiffs

OF COUNSEL:

Scott M. Berman

Philippe Adler

FRIEDMAN KAPLAN
SEILER & ADELMAN LLP

7 Times Square

New York, NY 10036-6516

    Attorneys for Plaintiffs

/s/ Anthony W. Clark

Anthony W. Clark (#2051)

Joseph O. Larkin (#4883)

Matthew P. Majarian (#5696)
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square

P.O. Box 636

Wilmington, DE 19899-0636
Attorneys for Merrimack Pharmaceuticals, Inc.

OF COUNSEL:

Christopher G. Clark

SKADDEN, ARPS, SLATE,

    MEAGHER & FLOM LLP

500 Boylston Street
Boston, Massachusetts 02116
(617) 573-4800

Andrew I. Silfen

ARENT FOX LLP

1675 Broadway

New York, NY 10019-5820

Tel:    (212) 484-3900
Fax:   (212) 484-3990

Email: silfen.andrew@arentfox.com

Jackson D. Toof

ARENT FOX LLP

1717 K Street, N.W.

Washington, D.C. 2000636

Tel:    (202) 857-6000

Fax:   (202) 857-6395

Email: toof.jackson@arentfox.com

    Attorneys for Plaintiff Wells Fargo

    Bank, National Association, solely

    in its capacity as Indenture

    Trustee under the Indenture

SO ORDERED this      day of October, 2017.

Vice Chancellor J. Travis Laster